SECOND ADDENDUM TO SUPPLIER AGREEMENT

This SECOND ADDENDUM TO SUPPLIER AGREEMENT (this "Second Addendum"), dated as of November 9, 2011, is made and entered into by and between Kogeto Lucy, LLC, a New York limited liability company ("Kogeto"), and Teachscape, a Delaware corporation ("Teachscape"). Kogeto and Teachscape are sometimes referred to herein together as the "Parties," and each, a "Party."

WITNESSETH:

WHEREAS, Kogeto and Teachscape have entered into that certain Supplier Agreement dated July 1, 2010;

WHEREAS, pursuant to that certain Supplier Agreement between Kogeto and Teachscape, dated July 1, 2010, Kogeto has amended the Articles of Organization changing the name of the company to Kogeto Lucy, LLC;

WHEREAS, pursuant to that certain Supplier Agreement between Kogeto and Teachscape, dated July 1, 2010, Kogeto's address is now 41 Wooster Street, Floor 2, New York, NY 10013; and

WHEREAS, Kogeto and Teachscape wish to amend the Supplier Agreement as set forth herein. The terms hereof supersede the Addendum to the Supplier Agreement dated November 8, 2011 (which is of no further force or effect), and any conflicting terms within the Supplier Agreement.**NOW, THEREFORE**, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. **Production and Order Commitment.** Teachscape shall purchase a total of seventy (70) units with a minimum order quantity of ten (10) units per week for seven (7) weeks ("Orders"), beginning on January 17, 2012 through March 6, 2012. Kogeto shall produce a total of seventy (70) units upon receipt of Orders.

2. **Sales:** Teachscape shall provide Kogeto with the shipping addresses for all units that Teachscape sells to its customers ("Sold Units"). All remaining units that are produced under this Second Addendum and are not sold to a Teachscape customer ("Unsold Units") will be invoiced on or before March 13, 2011 and due within fifteen (15) days of receipt.

3. **Invoices of Sold Units.** Kogeto shall invoice Teachscape for all Sold Units upon shipment. Teachscape shall pay all invoices from Kogeto within thirty (30) days of receipt.

4. **Price**. The price per unit for Sold Units is $3,000 and the price per unit for Unsold Units is $2,200.00.

5. **Capacity.** Teachscape shall provide sixty (60) days written notice for any request to increase quantity of Orders. Kogeto may produce up to forty (40) units per week upon its sole discretion.

6. **Expiration.** Except for payment of monies due in respect of Sold Units and Unsold Units previously delivered, all terms of this Second Addendum shall expire on March 6, 2012, unless otherwise extended by written mutual consent of the parties.

IN WITNESS WHEREOF, the undersigned have executed this Second Addendum as of the date first above written.

KOGETO LUCY, LLC

By: [signature]
Name: Jeffrey Glasse
Title: CEO
Address: 41 Wooster St. Floor 2
New York, NY 10015

TEACHSCAPE INC.

By: [signature]
Name: Ken Ciccarola
Title: CFO
Address: 71 Stevenson St
San Francisco, CA 94105